EXHIBIT 99.3

THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY STATE OF THE UNITED STATES OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 21, 2025.
THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ONLY PRIOR TO 5:00 P.M., MONTRÉAL TIME, ON DECEMBER 20, 2029, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.
December 20, 2024
WARRANT CERTIFICATE
To Purchase 19,841,269 Common Shares of
NOUVEAU MONDE GRAPHITE INC.
Warrant Certificate No. 2024-005	For 19,841,269 Warrants (as hereinafter defined), each entitling the holder to acquire one (1) Warrant Share (as hereinafter defined and subject to adjustment as set out herein).

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Canada Growth Fund Inc. (the “Holder”), or its successors or permitted assigns, is entitled, during the Exercise Period (as hereinafter defined), to purchase from Nouveau Monde Graphite Inc., a corporation organized and existing under the laws of Canada (the “Corporation”), the Warrant Shares (as hereinafter defined and subject to adjustment as set out herein), at the then Current Warrant Price (as hereinafter defined) for each Warrant (as hereinafter defined), all on the terms and subject to the conditions hereinafter set forth.
The Corporation shall treat the Holder as the absolute owner of this Warrant Certificate (as hereinafter defined) for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to all of the rights set forth in, and evidenced by, this Warrant Certificate, and the receipt by the Holder of all of the Warrant Shares issuable upon the full exercise hereof shall be a good discharge to the Corporation of its obligations hereunder and the Corporation shall not be bound to inquire into the title of the Holder.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Warrant Shares at any time after the Expiration Date, and after the Expiration Date these Warrants and all rights hereunder shall be void and of no value.
1.
Definitions. In this Warrant Certificate, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Subscription Agreement (as hereinafter defined). As used in this Warrant Certificate, the following terms have the respective meanings set forth below:

“Affiliate” shall have the meaning ascribed thereto in Regulation 45-106 respecting Prospectus Exemptions (Québec);
“Applicable Canadian Exchange” means, from time to time and at any relevant time, the TSXV or the TSX, as applicable, on which the Common Shares are then listed and posted for trading;
“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Québec and (b) a day on which banks are generally closed in Montréal, Québec;
“Capital Reorganization” has the meaning set forth in Section 4.5(a);
“Common Shares” means common shares in the capital of the Corporation;
“Common Shares Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Shares actually outstanding at such time, plus (b) the number of Common Shares issuable upon exercise, conversion or exchange of Convertible Securities actually outstanding at such time, in each case, regardless of whether the Convertible Securities are actually exercisable, convertible or exchangeable at such time; provided, that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries;
“Convertible Securities” means securities (including options) that are convertible into, or exchangeable or exercisable for, Common Shares;
“Current Market Price” means, (i) if the Common Shares are listed and posted for trading on the TSXV, the price per share equal to the last closing price of the Common Shares on the TSXV before such date, (ii) if the Common Shares are listed and posted for trading on the TSX, the volume-weighted average trading price of the Common Shares on the TSX during the five (5) consecutive trading days ending before such date, or (iii) if the Common Shares are not then listed on the Applicable Canadian Exchange, the volume-weighted average trading price of the Common Shares on the NYSE during the five (5) consecutive trading days ending before such date; in each case as reported by Bloomberg Finance L.P. in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume-weighted average trading price is unavailable, the market price of one Common Share on each such trading day); provided, that: (i) if the Common Shares have been listed and posted for trading on the TSX for less than five (5) consecutive trading days, the volume-weighted average trading price on the TSX shall be the volume-weighted average trading price of the Common Shares on the Applicable Canadian Exchange during the five (5) consecutive trading days, and (ii) the “volume-weighted average trading price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours;

“Current Warrant Price” means, in respect of a Warrant Share at any date herein specified, the price at which a Warrant Share may be purchased pursuant to this Warrant Certificate on such date. Unless the Current Warrant Price is adjusted pursuant to the terms herein, the Current Warrant Price shall be US$2.38;
“DRS” means direct registration system maintained by the transfer agent of the Corporation for the Common Shares;
“DRS Advice” means a notification produced by the DRS evidencing ownership of the Warrant Shares;
“Exercise” has the meaning set forth in Section 2.1(b);
“Exercise Period” means the period during which the Warrants are exercisable pursuant to Section 2.1(a);
“Exercise Trigger” means the occurrence of the FID; provided, however, that the Corporation shall be entitled, at its sole discretion, to accelerate the Exercise Trigger to a date that is not less than 90 days from the date that written notice of such acceleration is delivered by the Corporation to the Holder;
“Expiration Date” means December 20, 2029;
“FID” shall have the meaning ascribed thereto in the Subscription Agreement;
“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and stock exchange;
“Holder” has the meaning ascribed thereto on page 1 hereof;
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and as adopted by Chartered Professional Accountants of Canada (CPA Canada) in Part I of The CPA Canada Handbook – Accounting;
“Maximum Issuance Limitation” has the meaning ascribed thereto in Section 2.3;
“NYSE” means the New York Stock Exchange;
“Other Property” has the meaning set forth in Section 4.5(a);
“Person” means and includes any individual, corporation, limited partnership, general partnership, joint stock corporation, limited liability corporation, joint venture, association, corporation, trust, bank, trust corporation, pension fund, business trust or other organization, whether or not a legal entity, and any Governmental Entity;

“Rights Offering” has the meaning set forth in Section 4.3;
“Securities Laws” means, the securities laws, regulations and rules of each of the provinces and territories of Canada and the securities laws of the United States, including the Securities Act (Québec) and the regulations promulgated thereunder, the United States Securities Act of 1933 and the regulations promulgated thereunder and the securities laws of the states of the United States, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the securities regulatory authorities of Canada and the United States and each of their respective states, provinces and territories, including the Autorité des marchés financiers (Québec) and the United States Securities and Exchange Commission, as well as the rules and policies of the Applicable Canadian Exchange and the NYSE and any other stock or securities exchange, marketplace or trading market upon which the securities of the Corporation are listed and posted for trading;
“Special Distribution” has the meaning set forth in Section 4.4;
“Subscription Agreement” means the subscription agreement dated as of December  16, 2024 between the Holder and the Corporation;
“Transfer” means any permitted disposition of any Warrant or of any interest therein but, for greater certainty, does not include the exercise of the Warrants;
“TSX” means the Toronto Stock Exchange;
“TSXV” means the TSX Venture Exchange;
“Warrant Certificate” means a certificate issued by the Corporation and representing the Warrants, including for certainty, this certificate;
“Warrant Exercise Form” means the subscription form attached as Exhibit A hereto;
“Warrant Price” means an amount equal to (a) the number of Warrant Shares being purchased upon exercise of this Warrant Certificate pursuant to Section 2.1, multiplied by (b) the Current Warrant Price;
“Warrant Shares” means the 19,841,269 Common Shares to be purchased upon the due and valid exercise of the Warrants represented by this Warrant Certificate, subject to adjustment as provided herein; and
“Warrants” means the common share purchase warrants represented by this Warrant Certificate and all warrants issued upon Transfer, division or combination of, or in substitution for, any part thereof.

2.	Exercise of Warrants.
2.1	Exercise.

(a)
Upon the Exercise Trigger and until the Expiration Date (such period, the “Exercise Period”), the Holder may exercise the Warrants, subject to the Maximum Issuance Limitation on any Business Day, for all (or any portion) of the Warrant Shares.

(b)
In order to exercise the Warrants, the Holder shall deliver to the Corporation at its principal office or at the office or agency designated by the Corporation pursuant to Section 13.2 the written notice of the Holder’s election to exercise the Warrants in the form of the Warrant Exercise Form, duly completed and executed by the Holder or its agent or attorney (the “Exercise”) in a manner that is consistent with Section 13.6.

2.2	Closing of Exercise

(a)	Upon the occurrence of the Exercise, the Holder and the Corporation shall complete the exercise of the Warrants thereafter by delivery of the following:

(1)
the Holder shall deliver to the Corporation payment of the Warrant Price by wire transfer of immediately available funds to the account of the Corporation (as designated by the Corporation in writing to the Holder);

(2)
the Corporation shall execute or cause to be executed and deliver or cause to be delivered to the Holder, as applicable, pursuant to the instructions specified in the Warrant Exercise Form, one or more share certificates or DRS Advices representing the aggregate number of Warrant Shares issuable upon such exercise in accordance with the registration instructions set forth in the Warrant Exercise Form, or as the Holder may otherwise subsequently direct the Corporation in writing. The share certificate(s) or DRS Advice(s) so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder; and

(3)
if the Warrants are not exercised in full as a result of the Maximum Issuance Limitation, the Corporation shall deliver to the Holder a replacement Warrant Certificate representing the unexercised Warrants.

(b)
A Warrant shall be deemed to have been exercised and such certificate or certificates representing the applicable aggregate number of Warrant Shares issuable upon such exercise shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares for all purposes, as of the date when the Holder has delivered the Warrant Exercise Form in accordance with Sections 2.1(b) and 13.2 and paid the Warrant Price to the Corporation in accordance with Section 2.2(a)(1).

2.3	Notwithstanding the provisions of Sections 2.1 and 2.2:

(a)	if the Applicable Canadian Exchange does not grant conditional approval to permit the Holder to own in the aggregate more than 19.9% of the issued and outstanding Common Shares, the Holder will not be entitled to exercise Warrants and the Corporation will not issue Warrant Shares to the Holder hereunder that will result in the Holder owning, together with Common Shares already owned on the date of exercise of the Warrants hereunder, more than 19.9% of the issued and outstanding Common Shares of the Corporation; and

(b)
if the Corporation obtains conditional approval from the Applicable Canadian Exchange and authorization from the NYSE, if applicable, to permit the Holder to own in the aggregate more than 19.9% of the issued and outstanding Common Shares, then the maximum number of Warrant Shares issuable hereunder shall be the lesser of:

(1)
the maximum number of Common Shares that the Holder may hold that will not reasonably be expected to result in the Holder having to consolidate the Corporation’s financial performance in connection with preparing the Holder’s financial statements under IFRS, unless the Holder consents otherwise; and

(2)	the number of Common Shares that will result in the Holder holding 30% of the issued and outstanding Common Shares,

(in either (a) or (b) above, the “Maximum Issuance Limitation”). For purposes of this Section 2.3, in determining the number of issued and outstanding Common Shares, the Holder may rely on the number of issued and outstanding Common Shares as reflected in (i) the Corporation’s most recent annual financial statements, interim financial statements or other public filing filed by the Corporation on the System for Electronic Data Analysis and Retrieval + of the Canadian Securities Administrators, (ii) a more recent public announcement by the Corporation, or (iii) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of Common Shares issued and outstanding. For any reason at any time, upon the written request of the Holder, the Corporation shall within two (2) trading days of receipt of a written request from the Holder confirm in writing to the Holder the number of Common Shares then issued and outstanding. Notwithstanding any of the limitations set forth in this Section 2.3, the Warrants shall be fully exercisable upon a Liquidation Event (as hereinafter defined). For purposes herein, “Liquidation Event” shall mean the consummation of any of the following transactions: (a) a merger, amalgamation, arrangement or consolidation in which the Corporation is not the surviving entity (other than a merger, amalgamation, arrangement or consolidation with a wholly-owned subsidiary of the Corporation, a reincorporation or continuation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Corporation), (b) the sale of all or substantially all of the assets of the Corporation, or (c) the acquisition, sale or transfer of more than 50% of the issued and outstanding shares of the Corporation by take-over bid or similar transaction.

2.4	Any certificate or DRS Advice representing Warrant Shares issued upon the exercise of this Warrant Certificate prior to four months and one day after the date hereof will bear the following legend, to the extent such legend remains applicable at the time of such exercise:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 21 2025.

2.5
The Warrants represented hereby and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or the Securities Laws of any state of the United States. The Warrants represented hereby may not be exercised by or for the account of a U.S. Person or a Person in the United States without registration under the U.S. Securities Act and all applicable state Securities Laws or unless an exemption from such registration requirement is available and, upon request by the Corporation, the Holder has provided the Corporation with a written opinion of United States counsel or other evidence reasonably satisfactory to the Corporation to such effect If applicable, the share certificate(s) or DRS Advice(s) representing the Warrant Shares shall bear the legend set forth in the Warrant Exercise Form.

2.6
Restrictions on Exercise Amount. In the event that, notwithstanding any other provision hereof, the Corporation is prohibited from issuing Warrant Shares as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible take such commercially reasonable action to authorize the issuance of the full number of Warrant Shares issuable upon the full exercise of this Warrant Certificate.

3.	Transfer, Division and Combination.

3.1
Transfer. The Warrants shall not be transferrable by the Holder, except (i) to its Affiliates, or (ii) with the prior written consent of the Corporation. The Corporation may not transfer all or any interest in this Warrant Certificate, except as explicitly set forth in Section 4.

Any Transfer of the Warrants and all rights hereunder, in accordance with the foregoing provisions, shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of this Warrant Certificate at the principal office of the Corporation or the office or agency designated by the Corporation pursuant to Section 13.2, together with a written assignment of the Warrants substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Corporation shall execute and deliver a new Warrant Certificate in the name of the assignee or assignees and in the denomination specified in such instrument of assignment and shall deliver to the assignor a new Warrant Certificate evidencing the number of Warrants not so assigned, and this Warrant Certificate shall promptly be cancelled. Following a Transfer that complies with the requirements of this Section 3.1, the Warrants may be exercised by a new Holder for the purchase of Warrant Shares regardless of whether the Corporation delivered a new Warrant Certificate or registered the Warrants evidenced thereby on the books of the Corporation.

4.	Warrant Adjustments

4.1
Adjustments. The number of Warrant Shares for which the Warrants are exercisable, and the price at which such shares may be purchased upon exercise of the Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Corporation shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.2	Share Dividends, Subdivisions and Combinations. If at any time while the Warrants are outstanding the Corporation shall:

(a)	declare a dividend in Common Shares or Convertible Securities or make a distribution of Common Shares or Convertible Securities on all or substantially all of its outstanding Common Shares;

(b)	subdivide its outstanding Common Shares into a larger number of Common Shares; or

(c)	combine its outstanding Common Shares into a smaller number of Common Shares,

then, on the record date for such event:

(1)
the Current Warrant Price shall be adjusted so that it will equal to the Current Warrant Price in effect immediately prior to such date multiplied by a fraction, of which the numerator shall be the total number of Common Shares Deemed Outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares Deemed Outstanding on such date after giving effect to such event; and

(2)
the number of Warrant Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment, as the case may be, by a fraction which shall be the reciprocal of the fraction used in the formulae for the adjustment or readjustment of the Current Warrant Price.

Any adjustment made pursuant to Section 4.2(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Sections 4.2(b) or 4.2(c) shall become effective immediately after the effective date of such subdivision or combination.
4.3
Rights Offering. If at any time while the Warrants are outstanding the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per Common Share (or having a conversion price per Common Share) less than 95% of the Current Market Price as at the record date (the issuance of any such rights, options or warrants being a “Rights Offering”), then the Current Warrant Price shall be adjusted effective immediately after the record date of such Rights Offering so that it shall equal the price determined by multiplying the Current Warrant Price in effect on the record date of such Rights Offering by a fraction:

(a)
the numerator of which shall be the number of Common Shares Deemed Outstanding on the record date of such Rights Offering plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion price of the Convertible Securities so offered) by the Current Market Price; and

(b)
the denominator shall be the number of Common Shares Deemed Outstanding on the record date of such Rights Offering plus the total number of additional Common Shares offered by subscription or purchase (or into which the Convertible Securities so offered are convertible).

To the extent that any such rights, options or warrants are not so issued or are not exercised prior to the expiration thereof, the Current Warrant Price shall be readjusted to the Current Warrant Price which would then be in effect if the record date had not been fixed or the Current Warrant Price which would then be in effect based upon the number of Common Shares (or Convertible Securities) actually issued upon the exercise of such rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.
4.4	Special Distribution. If at any time while the Warrants are outstanding the Corporation shall issue or distribute to all or substantially all the holders of Common Shares:

(a)	shares of any class other than Common Shares;

(b)
rights, options or warrants (other than (i) pursuant to an employee stock option plan or employee share purchase plan or other employment incentive plan or securities, (ii) rights, options or warrants exercisable not more than 45 days from the date of issue to purchase Common Shares at a price per Common Share equal to or greater than the Current Warrant Price or to purchase Convertible Securities having a conversion price per Common Share equal to or greater than the Current Warrant Price ,or (iii) as provided for in Section 4.3);

(c)	evidences of indebtedness; or

(d)
any other assets (other than a cash dividend payable out of the earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation), and, in any of those cases, the issuance or distribution does not constitute a distribution to which Sections 4.2 or 4.3 applies (any of such events being herein called a “Special Distribution”), then the Current Warrant Price shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to a price which is the product of:

(i)	the Current Warrant Price in effect on such record date; and

(ii)	a fraction where:

(1)
the numerator shall be the number of Common Shares Deemed Outstanding on the record date multiplied by the Current Market Price on the record date, less the fair market value (as determined by the directors acting in good faith with a view to the best interests of all of the securityholders of the Corporation, including the Holder) of the shares, evidences of indebtedness, assets or property, or rights, options or warrants so distributed; and

(2)	the denominator shall be the number of Common Shares Deemed Outstanding on the record date multiplied by such Current Market Price.

To the extent that the Special Distribution is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Current Warrant Price shall be readjusted to the Current Warrant Price which would then be in effect based upon such shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of such rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.
4.5	Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.
(a)
If there shall occur a reclassification or redesignation of Common Shares at any time or a change of the Common Shares for other shares or securities or any other capital reorganization (other than a share dividend, subdivision or combination referred to in Section 4.1), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the Common Shares or a change of the Common Shares for other shares or securities), or a transfer of all or substantially all of the undertaking or assets of the Corporation to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), and, pursuant to the terms of such Capital Reorganization, common shares of the successor or acquiring corporation, or any cash, shares or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common shares of the successor or acquiring corporation (any such consideration other than Common Shares, the “Other Property”), are to be received by or distributed to the holders of Common Shares, then the Holder of the Warrants shall have the right thereafter to receive, and still accept upon the exercise of the Warrant in lieu of the Warrant Shares to which such Holder was therefore entitled to receive, the number of Common Shares and the Other Property receivable upon or as a result of such Capital Reorganization by a holder of the number of Common Shares into which the Warrant is exercisable immediately prior to such event.

(b)
Subject to the prior written approval of the Applicable Canadian Exchange or such other principal stock exchange or over-the- counter market on which the Common Shares are then listed or quoted for trading, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4.4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or Other Property thereafter deliverable upon the exercise of any Warrant.

Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith. The foregoing provisions of this Section 4 shall similarly apply to successive Capital Reorganization transactions.
4.6
Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of Common Shares into which the Warrants are exercisable and the Current Warrant Price provided for in Section 4:

(a)
The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, subject to the following subsections of this Section 4.6, and for the purpose of any adjustment and except as otherwise expressly provided herein, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)
No adjustment in the Current Warrant Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Current Warrant Price and no adjustment in the Current Warrant Price is required to be made unless such adjustment would result in a change of at least one one-hundredth of a Warrant Share upon exercise of the Warrants; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments, and in any case, prior to exercise.

(c)
In computing adjustments under this Section 4, fractional interests of less than 0.5 of one Common Share shall be rounded down, and fractional interests of 0.5 or more of one Common Share shall be rounded up, in each case to the nearest whole share.

(d)
If the Corporation undertakes an event contemplated under this Section 4 and as a result takes a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to holders of Common Shares thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e)
If at any time a question or dispute arises with respect to adjustments provided for in Section 4, such question or dispute will be conclusively determined by the independent auditor of the Corporation or, if it is unable or unwilling to act, by such other firm of independent chartered professional accountants that is a participant of the Canadian Public Accountability Board, as may be selected by action of the Holder and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such independent auditor or chartered professional accountant with access to all necessary records of the Corporation in order to perform such duty as is contemplated in this Section 4.6(e).

(f)
In any case that an adjustment pursuant to Section 4 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, if Warrants are exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Warrant Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Warrant Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Expiration Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Warrant Shares or of such other securities or property.

4.7
Other Action Affecting Common Shares. If and whenever at any time after the date hereof and prior to the Expiration Date, the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 4 are not applicable, or if applicable would not fairly adjust the rights of the Holder in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval.

4.8
Common Share Transfer Taxes. The delivery of share certificates or DRS Advices upon exercise of the Warrants shall be made without charge to the Holder for any stamp or issuance tax in respect of such delivery. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Corporation shall not be required to deliver any such share certificate or DRS Advice unless and until the Person or Persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

5.	Notices to Holder and Shareholder Rights.
5.1
Required Notice. The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4, forthwith give notice to the Holder specifying the event in reasonable detail requiring such adjustment or readjustment and the results thereof, including the resulting Current Warrant Price.

5.2
No Rights as Shareholder. This Warrant Certificate does not entitle the Holder to any voting or other rights as a shareholder of the Corporation prior to due exercise and payment of the Warrant Price in accordance with the terms hereof.

6.
No Impairment. The Corporation shall not by any action, including, without limitation, amending its constating documents or through any reorganization, transfer of assets, consolidation, amalgamation, arrangement, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Corporation will (a) take all such commercially reasonable actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant Certificate, and (b) use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, including the Applicable Canadian Exchange, as may be necessary to enable the Corporation to perform its obligations under this Warrant Certificate (other than the filing of a prospectus or registration statement). Upon the request of the Holder, the Corporation will at any time during the period the Warrants are outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of the Warrants and the obligations of the Corporation hereunder.

7.
Reservation and Authorization of Common Shares; Registration With Approval of Any Governmental Entity. From and after the date hereof, the Corporation shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Common Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Common Shares which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and non-assessable. Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant Certificate is exercisable or in the Current Warrant Price, the Corporation shall use its commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (other than filing a prospectus or registration statement), including the Applicable Canadian Exchange.

8.
If Share Transfer Books Closed. The Corporation shall not be required to deliver certificates or DRS Advices for Warrant Shares while the share transfer books of the Corporation are properly closed, including prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof, and the making of any subscription and payment for the Warrant Shares called for thereby during any such period delivery of certificates or DRS Advices for Warrant Shares may be postponed for a period of three (3) Business Days after the date of the re-opening of said share transfer books.

9.
Supplying Information. Upon any default by the Corporation of its obligations hereunder, the Corporation shall cooperate with the Holder in supplying such information as may be reasonably necessary for the Holder to complete and file any information reporting forms presently or hereafter required by applicable Securities Laws as a condition to the availability of an exemption from such Securities Laws for the sale of any Warrant or Warrant Shares issued upon exercise of a Warrant.

10.
Loss or Mutilation. Upon receipt by the Corporation from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and indemnity or security reasonably satisfactory to it and reimbursement to the Corporation of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Corporation for cancellation.

11.
Office of the Corporation. As long the Warrants remain outstanding, the Corporation shall maintain an office or agency (which may be the principal executive offices of the Corporation) where the Warrants may be presented for exercise, registration of Transfer, division or combination as provided in this Warrant Certificate.

12.
Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares, whether such liability is asserted by the Corporation or by creditors of the Corporation.

13.	Miscellaneous.
13.1
Non-waiver. No waiver by either the Holder or the Corporation of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Person so waiving. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right.

13.2	Notice Generally. Any notice or other communication to be given hereunder shall be in writing and shall be addressed to:
in the case of notice to the Holder:

Canada Growth Fund Inc. c/o Canada Growth Fund Investment Management Inc. 1250 René Lévesque Blvd. West, Suite 1400 Montréal, Québec H3B 5E9

Attention:	Legal
Email:	legalnoticescgf@cgf-fcc.ca

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP 1501 McGill College Avenue, 26th Floor Montréal, Québec H3A 3N9

Attention: Email:	Franziska Ruf fruf@dwpv.com
Attention: Email:	Nicolas Morin nmorin@dwpv.com

in the case of notice to the Corporation:

Nouveau Monde Graphite Inc. 481, rue Brassard Saint-Michel-des-Saints, Québec J0K 3B0

Attention: Email:	Éric Desaulniers edesaulniers@nmg.com
Attention: Email:	Josée Gagnon jgagnon@nmg.com

with a copy (which shall not constitute notice) to:

Stein Monast L.L.P. 70 rue Dalhousie, Suite 300 Québec, Québec G1K 4B2

Attention: Email:	Richard Provencher richard.provencher@steinmonast.ca

and each notice or communication shall be personally delivered (including by courier service) to the addressee or sent by electronic transmission to the addressee, and (i) a notice or communication which is personally delivered shall, if delivered before 5:00 p.m. (in the jurisdiction of the recipient) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice or communication which is sent by electronic transmission shall, if sent on a Business Day before 5:00 p.m. (in the jurisdiction of the recipient), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent. Each of the Holder and the Corporation may at any time change its address for service from time to time by notice given in accordance with this Section 13.2.

13.3
Successors and Assigns. This Warrant Certificate shall not be assigned by the Holder or the Corporation without the prior written consent of the other. Notwithstanding the foregoing, the Holder may assign and transfer all of its rights, benefits, duties and obligations under this Warrant Certificate in their entirety, without the consent of the Corporation, to any Affiliate; provided that such Affiliate first agrees in writing with the Corporation to be bound by the terms of this Warrant Certificate. This Warrant Certificate shall enure to the benefit of and be binding upon the Holder and the Corporation and their respective successors, permitted assigns and legal representatives.

13.4
Amendment. This Warrant Certificate may be modified or amended or the provisions of this Warrant Certificate waived only with the written consent of the Corporation and the Holder. Any such amendment under this Section 13.4 will be subject to the prior approval of the Applicable Canadian Exchange, the NYSE and any recognized North American stock exchange or quotation system having jurisdiction over the Corporation.

13.5
Severability. Wherever possible, each provision of this Warrant Certificate shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Certificate shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Certificate.

13.6
Electronic Execution. This Warrant Certificate will not be valid for any purpose whatsoever until signed by the Corporation. This Warrant Certificate, and any notice given in accordance herewith, may be signed by electronic signature (including by DocuSign or Adobe Sign).

13.7
Time of the Essence. Time shall be of the essence of this Warrant Certificate. The Corporation shall be in default by the mere lapse of time for performing its obligations hereunder, without the necessity of further notice or delay, as contemplated by article 1594 of the Civil Code of Québec.

13.8	Headings. The headings used in this Warrant Certificate are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Certificate.

13.9
Currency Exchange. In the event that any value or amount to be calculated hereunder is expressed in United States dollars and must be calculated in Canadian dollars (and vice versa), such value or amount shall be calculated using the applicable Bank of Canada daily average exchange rate for such conversion on the Business Day immediately preceding the applicable date of conversion, or as the Holder and the Corporation may otherwise mutually agree.

13.10	Governing Law. This Warrant Certificate shall be construed and governed by the laws of the Province of Québec and the federal laws of Canada applicable in that province.

13.11
Language. The Holder and the Corporation confirm their express wish that this Warrant Certificate and all related documents be drafted in the English language. Le porteur et la société confirment leur volonté expresse que le présent certificat de bons de souscription et tous les documents s’y rattachant soient rédigés en langue anglaise.

[Signature Page Follows]

IN WITNESS WHEREOF, Nouveau Monde Graphite Inc. has caused this Warrant Certificate to be executed by a duly authorized officer as of the date first written above.
NOUVEAU MONDE GRAPHITE INC.

By:	/s/ Eric Desaulniers
Name: Eric Desaulniers
Title: President and Chief Executive Officer

Acknowledged and agreed to as of December 20, 2024 by
CANADA GROWTH FUND INC., acting by its manager, CANADA GROWTH FUND INVESTMENT MANAGEMENT INC.

By:	/s/ Stephan Rupert
Name: Stephan Rupert
Title: Authorized Signatory

By:	/s/ Selin Bastin
Name: Selin Bastin
Title: Authorized Signatory

[Signature page to Warrant Certificate]

EXHIBIT A
WARRANT EXERCISE FORM
[To be executed only upon exercise of Warrant]
To: Nouveau Monde Graphite Inc. (the “Corporation”)
The undersigned registered owner of these Warrants exercises Warrants for the purchase of 19,841,269 Common Shares of the Corporation (“Common Shares”), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant Certificate and requests that a [DRS Advice / share certificate] for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to
Canada Growth Fund Inc. and whose address is

1250 Rene-Levesque Blvd. West, Suite 140, Montreal, Quebec, Canada

In connection with the exercise of the Warrants, the undersigned represents, warrants and certifies to the Corporation that after giving effect to this exercise of the Warrants, the beneficial owner of the Common Shares, together with any person acting jointly or in concert with the undersigned holder, would in the aggregate beneficially own (within the meaning of section 1.8 of Regulation 62-104 respecting Take-Over Bids and Issuer Bids (Québec)), or exercise control or direction over, directly or indirectly, 19,841,269 voting or equity securities of the Corporation.

In connection with the exercise of the Warrants, the undersigned represents, warrants and certifies to the Corporation the undersigned (i) is not a U.S. person, (ii) is not exercising the Warrants within the United States or for the account or benefit of a U.S. person or a person in the United States, (iii) is not executing this Warrant Exercise Form with the intent to distribute either directly or indirectly any of the Common Shares acquired hereunder in the United States, and (iv) has in all other respects complied with the terms of Regulation S promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The terms “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.
In addition, the undersigned holder understands that the certificates representing the Common Shares issued on the exercise of this Warrant Certificate may bear the legend contained in and as per Section 2.4 of this Warrant Certificate.
[signature page follows]
A-1

Signature
Executed this ___ day of _____________________

__________________________________________
(Name of Registered Owner)

__________________________________________
(Signature of Registered Owner)

__________________________________________

(Street Address)

__________________________________________
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B
ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant Certificate for the purchase of Common Shares of Nouveau Monde Graphite Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights, benefits, duties and obligations of the undersigned under this Warrant Certificate, with respect to the number of Common Shares set forth below:

_____________________________________________

_____________________________________________

_____________________________________________
(Name and Address of Assignee)

_____________________________________________
(Number of Common Shares)

and does hereby irrevocably constitute and appoint _______________ attorney-in-fact to register such transfer on the books of the Corporation, maintained for the purpose, with full power of substitution in the premises.
In connection with this transfer: (check one):
☐           The undersigned transferee hereby certifies that (i) it is not a U.S. person, (ii) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States, (iii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States, (iv) it is not executing this Warrant Certificate with the intent to distribute either directly or indirectly such securities in the United States, and (v) it has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

[signature page follows]

B-1

Dated: _______________________________________________________	Dated: _______________________________________________________

_______________________________________________________________	_______________________________________________________________

(Print Name and Title)	(Print Name and Title of Transferee)

_______________________________________________________________	_______________________________________________________________

(Signature)	(Signature of Transferee)

_______________________________________________________________	_______________________________________________________________

(Witness)	(Witness)

The signature of the abovesigned holder must correspond exactly with the name of the Holder as set forth on the face of the Warrant Certificate to which this Exhibit B is attached in every particular, without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the abovesigned holder or a duly authorized signing officer in the case of a corporation. The signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.